Exhibit 10.6

Symbion Holdings Corporation
2007 EQUITY INCENTIVE PLAN

Section 1.  Purpose.

The Symbion Holdings Corporation 2007 Equity Incentive Plan is designed to enable and enhance the ability of the Company to attract and retain exceptionally qualified individuals and other service providers and to encourage them to acquire a proprietary interest in the growth and performance of the Company and its Subsidiaries by authorizing the Committee to grant awards in connection with the retention and recruitment of key employees, independent contractors and other service providers and to make appropriate short-term and long-term incentive awards on an annual, one-time or other appropriate basis to such individuals.

Section 2.  Definitions.

As used in this Plan, the following terms have the meanings set forth below:

“Affiliate” means (i) any Person directly or indirectly controlling, controlled by or under common control with the Company and (ii) any Person in which the Company has a significant equity interest, in either case as determined by the Committee; provided that no securityholder of the Company shall be deemed an Affiliate of the Company or any other securityholder solely by reason of any investment in the Company or any rights or obligations set forth in the Shareholders Agreement.  For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Award” means any Option, award of Restricted Stock or Restricted Stock Units, SAR or Other Stock-Based Award or any other right, interest or grant relating to Shares or other property granted under this Plan.

“Award Document” means any written agreement, contract or other instrument or document evidencing any Award granted under this Plan, which may, but need not, be executed or acknowledged by a Participant.

“Board” means the board of directors of the Company.

“Capital Event” means any corporate transaction or event described in Section 5(e).

“Cause” shall have the meaning assigned to such term in the employment agreement between a Participant and the Company or any of its Subsidiaries, if any; provided, however, that if “Cause” is not defined in such employment agreement or such employment agreement does not exist, “Cause” means:

(i)                                     the conviction of the Participant of (including the Participant’s plea of guilty or nolo contendere to) a felony (other than a violation of a motor vehicle or moving violation law) which in the reasonable judgment of the Board materially affects the Participant’s ability to perform his duties to the Company or any of its Subsidiaries; or

(ii)                                  voluntary engagement by the Participant in conduct constituting larceny, embezzlement, conversion or any other act involving the misappropriation of any funds of the Company or any of its Subsidiaries in the course of the Participant’s employment; or

(iii)                               the willful refusal (following written notice) by Participant to carry out specific directions of (A) the Board, (B) the Chief Executive Officer or Chief Operating Officer of the Company or (C) the board of directors of any Company Subsidiary with which the Participant is employed or of which the Participant is an officer, which directions are consistent with the Participant’s duties to the Company or any of its Subsidiaries, as the case may be; or

(iv)                              violation by the Participant of any provision of any written restrictive covenants of the Company that are applicable to Participant or a significant violation of the written material policies of the Company that are applicable to the Participant; or

(v)                                 the commission by the Participant of any act of gross negligence or intentional misconduct in the performance of the Participant’s duties as an employee of the Company or any Subsidiary.

“Change in Control” means the first to occur of the following events:

(i)                                     a Person or group (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Crestview Shareholder or its Permitted Transferee(s), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Parent’s outstanding securities ordinarily having the right to vote at elections of directors; or

(ii)                                  the consummation of the sale, exchange or other disposition of all or substantially all of the assets, or the liquidation or dissolution of, the Parent followed by the distribution of the proceeds thereof.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, including the Treasury Regulations promulgated thereunder.  References to any provision of the Code shall include any successor provision thereto.

“Committee” means the Board or a committee of the Board consisting of not fewer than three directors designated by the Board to administer this Plan.

“Common Shares” means shares of Common Stock.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Company” means Symbion Holdings Corporation, a Delaware corporation, together with any successor thereto.

“Crestview Shareholder” shall have the meaning assigned to such term in the Shareholders’ Agreement.

“Disability”, with respect to any Participant at any time, means that the Participant is unable to perform his or her duties and responsibilities to the Company or any Subsidiary for a continuous period of 180 days and the Participant is determined to be disabled under the Company’s long-term disability plan.

“Effective Date” means [             ].

“Eligible Person” means any Person who satisfies the eligibility provisions of Section 3.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.  References to any provision of the Exchange Act shall include any successor provision thereto and all regulations thereunder.

“Fair Market Value” shall have the meaning assigned to such term in the Shareholders Agreement, provided, that, when necessary to comply with the requirements of Section 409A of the Code, fair market value shall have the meaning assigned to it pursuant to authorities under Section 409A of the Code.

“Good Reason” shall have the meaning assigned to such term in the employment agreement between a Participant and the Company or any of its Subsidiaries, if any; provided, that if no such employment agreement exists, then “Good Reason” shall have the meaning assigned to such term in the Participant’s Award Agreement, if any; provided, however, that to the extent “Good Reason” is not defined in such employment agreement or Award Agreement, then such Participant shall be deemed to have left the employ of the Company or one of its

Subsidiaries without “Good Reason” for all purposes under this Plan and the relevant Award(s) and Award Agreement(s).

“Incentive Stock Option” means an option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code.

“IPO” means the first Public Offering occurring after the Effective Date.

“Marketable Securities” means securities of any person that (i) have been registered, listed or is otherwise publicly tradeable under applicable law and the applicable rules and regulations of the securities exchange, quotation system or market on which those securities are registered, listed or otherwise publicly tradeable and (ii) are capable of being immediately sold by the Crestview Shareholder upon completion of such transaction(s) on that exchange, quotation system or market in accordance with those laws, rules and regulations.

“Non-Qualified Stock Option” means an option granted under Section 6 that is not intended to be an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” means an Award granted pursuant to Section 8 of the Plan.

“Participant” means an Eligible Person granted an Award under this Plan.

“Permitted Transferee” shall have the meaning assigned to such term in the Shareholders Agreement.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act).

“Plan” means this Symbion Holdings Corporation 2007 Equity Incentive Plan.

“Public Offering” means any underwritten public offering of Common Shares, whether involving a primary offering or a combined primary and secondary offering, pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

“Qualified Exchange” means any established stock exchange (including, without limitation, the New York Stock Exchange, or The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market) or a national market system in which securities are listed or quoted.

“Restricted Stock” means an award hereunder of Shares which are subject to certain restrictions and to a risk of forfeiture.

“Restricted Stock Unit” means an award hereunder of contractual rights to receive the value of a specified number of Shares which are subject to certain restrictions and which may be settled in either cash, Shares or a combination thereof.

“SAR” means a right, granted to a Participant pursuant to Section 8, to receive upon exercise of such right, in cash or Shares (or a combination thereof) as authorized by the Committee, an amount equal to the increase in the Fair Market Value of one Share over a specified exercise price.

Securities Act” means the U.S. Securities Act of 1933, as amended.  References to any provision of the Securities Act shall include any successor provision thereto and all regulations thereunder.

“Share” means a share of common stock of the Company, par value $0.01.

“Shareholders Agreement” means the Shareholders’ Agreement dated as of the Effective Date among the Company, Crestview Symbion Holdings, LLC, The Northwestern Mutual Life Insurance Company, and certain other Persons listed on the signature pages thereof, as the same may be amended from time to time.

“Subsidiary” means any Person that, directly or indirectly, is majority-controlled by the Company, provided that in connection with an Incentive Stock Option, a “Subsidiary” shall have the meaning of a “subsidiary corporation” as defined in Section 424(f) of the Code.

“Substitute Awards” means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a Person acquired by the Company or with which the Company combines.

Section 3.  Eligibility.

(a)                        Any individual who is employed by the Company or any Subsidiary, including any officer or employee-director, and any Person who provides services to the Company or any Subsidiary as an independent contractor or other service provider, shall be eligible to receive an Award under this Plan.

(b)                       Any individual who has agreed to accept employment by the Company or any Subsidiary or Person who has agreed to provide services to the Company or any Subsidiary as an independent contractor or other service provider shall be deemed to be eligible for Awards under this Plan.

(c)                        In accordance with Section 409A of the Code and Treasury Regulations Section 1.409A-1(b)(5)(iii)(E)(1) (or any successor provisions) promulgated thereunder, the controlled group and common control rules of Code

Sections 414(b) and (c) shall be applied using a 50% ownership threshold for purposes of determining whether the Company qualifies as a “service recipient” within the meaning of Code Section 409A with respect to a Participant and the award of an Option to such Participant.

(d)                       Holders of options and other types of awards granted by a Person acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines are eligible for a grant of Substitute Awards under this Plan.

Section 4.  Administration.

(a)                        This Plan shall be administered by the Committee.  The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee.  The Committee may issue rules and regulations relating to the administration of this Plan.

(b)                       Subject to the terms of this Plan and applicable law, the Committee has full power and authority and the sole discretion to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under this Plan; (iii) determine the number of Common Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) subject to the terms of any Award, determine whether, to what extent, under what circumstances, and by what method(s) Awards may be settled, exercised, canceled, forfeited or suspended, provided that any such settlement, exercise, cancellation, forfeiture or suspension action shall (A) require payment of or exchange for equitable consideration to the Participant, (B) if reasonably necessary for a Capital Event or other strategic transaction involving the Company or its Subsidiary, be undertaken in those limited circumstances only to facilitate such transaction, and (C) be applicable to all Participants (or applicable only to one or more Participants designated by the Committee, subject, if contrary to the rights of such Participants individually, to the consent of such Participant(s)); (vi) interpret and administer this Plan and any instrument or agreement relating to, or Award made under, this Plan (including, without limitation, any Award Document or exercise notice); (vii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; (viii) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation provided, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under this Plan, as determined in the reasonable good faith judgment of the Committee; (ix) grant Awards in respect of Common Shares that become available for issuance under this Plan pursuant to Sections 5(b) or 5(c); and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan.

(c)                        All decisions of the Committee shall be final, conclusive and binding upon all parties (including, without limitation, the Company, shareholders of the Company, Participants, holders or beneficiaries of Awards and descendants, heirs, distributees and legatees thereof).

(d)                       The Committee may delegate to one or more officers of the Company the authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under this Plan; (iii) determine the number of Common Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; and (iv) determine the terms and conditions of any Award.  This authority shall be subject to such parameters and limits as the Committee may impose.  In making any such delegation the Committee shall consider any applicable constraints or requirements imposed by the Company’s certificate of incorporation and by-laws as well as the requirements of any applicable laws or exemptions, including, without limitation, applicable corporate laws and the rules under Code Section 162(m) and Exchange Act Section 16(b).

Section 5.  Common Shares Available for Awards.

(a)                        Subject to adjustment as provided in Section 5(e), up to [         ](1) Common Shares, par value $0.01 per share, of the Company shall be available for issuance under this Plan.  For the avoidance of doubt, any increase in the number of Common Shares available for issuance under this Plan following the Common Shares becoming listed or quoted on a Qualified Exchange shall require an amendment of this Plan in accordance with Section 11(a).

(b)                       If any Common Shares covered by an Award, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of Common Shares or of other consideration, then the Common Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under this Plan at the discretion of the Committee.

(c)                        In the event that any Option granted under this Plan (other than a Substitute Award) is exercised through the delivery of Common Shares by a Participant or by the withholding of Common Shares by the Company, or in the event that withholding tax liabilities arising from such Option are satisfied by the withholding of Common Shares by the Company, the number of Common Shares available for Awards under this Plan shall be increased by the number of Common Shares so delivered or withheld.

(1) This number will represent 11.25% of the Company’s fully diluted equity plus        shares in respect of “Substitute Awards”.  Number to be agreed by Crestview and RF/CA once rollover election is finalized.

(d)                       Any Common Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Shares or of treasury Common Shares.

(e)                        Subject to the provisions of Section 10, in the event that any stock dividend or other distribution of non-cash property, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the Common Shares (including, without limitation, a Change in Control) such that an adjustment is appropriate in order to prevent an unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan (but excluding, for the sake of clarity, all issuances of equity in exchange for cash), then the Committee shall, equitably adjust:

(i)                                     the number and type of Common Shares (or other securities or property) which thereafter may be made the subject of Awards;

(ii)                                  the number and type of Common Shares (or other securities or property) subject to outstanding Awards; and

(iii)                               the grant, purchase or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, that the number of Common Shares subject to any Award denominated in Common Shares shall always be a whole number and that any such adjustment shall not cause the Award to become treated as “deferred compensation” within the meaning of Section 409A for the Code.

(f)                          If a Change in Control occurs that is not a Liquidity Event (as defined in a Participant’s Award Document), whether by itself or together with prior transactions, in which the Crestview Shareholder disposes of 100% of its interests, all rights under any Awards granted under this Plan, including without limitation rights of exercise and vesting, shall, as a condition of the consummation of the Change in Control event, be assumed in a plan of the surviving company.

Section 6.  Options.

The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of this Plan, as the Committee determines:

(a)                        Exercise Price.  The exercise price per Common Share under an Option shall be determined by the Committee; provided, that unless otherwise determined by the Committee and except for the Substitute Awards or in connection with adjustments pursuant to Section 5(e), the per share exercise price of each Option shall be fixed so that it may never be less than the fair market value of each underlying Common Share as of the Option grant date (as determined pursuant to authorities under Section 409A of the Code).

(b)                       Expiration.  The term of each Option shall be fixed by the Committee.

(c)                        Vesting and Exercisability.  Subject to Section 11, the Committee shall determine the time or times at which an Option may vest and become exercisable, which vesting may occur in such installments or otherwise (including the achievement of performance goals) as the Committee may deem appropriate.

(d)                    Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Common Shares or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(e)                        Incentive Stock Options.  The terms of any Incentive Stock Option granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code.

(f)                          Termination.  Each Award Document shall contain such terms (if any) as the Committee may in its sole discretion determine concerning the effects of termination or suspension of a Participant’s employment or the cessation of the provision of services (as determined using criteria established by the Committee) upon the vesting, exercisability and termination of any Option granted thereunder.

Section 7.  Restricted Stock And Restricted Stock Unit Awards The Committee is authorized to grant Restricted Stock and/or Restricted Stock Units to Participants.

(a)                        Restrictions.  The Awards granted under this Section 7 shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote Shares underlying Restricted Stock Awards or the right to receive any dividend, other right or property relating to the Shares), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(b)                       Vesting.  Unless otherwise determined by the Committee, the vesting schedule for each Restricted Stock and/or Restricted Stock Unit Award will be set forth in a Participant’s Award Agreement.

(c)                        Evidence of Award.  Any Award of Restricted Stock or Restricted Stock Units may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares underlying a Restricted Stock Award, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares, and such certificate may be held by the Company until vesting.

Section 8. SARs.  An Award of SARs shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document.  The Committee shall establish (or shall authorize the method for establishing) the exercise price of all SARs awarded under the Plan, except that the exercise price of a SAR shall not be less than 100% of the Fair Market Value of one Share on the date of the Award.  Notwithstanding the foregoing, the exercise price of any SAR that is a Substitute Award may be less than the Fair Market Value of one Share on the date of the Award, subject to the same conditions, if any, set forth in Section 6 for Options that are Substitute Awards.  Upon satisfaction of the conditions to the payment of the Award, each SAR shall entitle a participant to an amount, if any, equal to the Fair Market Value of one Share on the date of exercise over the SAR exercise price specified in the applicable Award Document.  At the discretion of the Committee, payments to a Participant upon exercise of a SAR may be made in Shares, cash or a combination thereof.  SARs and the Shares that may be acquired upon exercise of SARs may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances..

Section 9. Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.  The Committee shall determine the terms and conditions of such Awards.  Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or other property, as the Committee shall determine.  Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 9.

Section 10.  General Provisions Applicable to Awards.

(a)                        Awards shall be granted for no cash consideration or for such cash consideration as may be required by applicable law (or in the case of Substitute Awards, as agreed by the Company and the relevant Participant).

(b)                       Awards may, in the Committee’s discretion, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company.  Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)                        No Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant other than by will or by the laws of descent and distribution (or in the case of Awards that are forfeited or canceled, to the Company); provided, that in any case, a Participant may, in the manner established by the Company, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, but only with respect to any Award upon the death of the Participant.  Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.  No Award and no right under any such Award, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

(d)                       Notwithstanding Section 10(c) to the contrary, Awards may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers with the prior written consent of the Committee in its sole discretion whether in an Award Document or otherwise, subject to any terms and conditions which the Committee may impose thereon (including limitations that the Committee may deem appropriate in order that offers and sales under this Plan will meet applicable requirements of registration forms under the Securities Act).  A beneficiary, transferee or other person claiming any rights under this Plan from or through any Participant shall be subject to all terms and conditions of this Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee and for any additional terms and conditions deemed necessary or appropriate by the Committee.

(e)                        All Common Shares or other securities delivered under this Plan pursuant to any Award or the exercise thereof shall be subject to such “stop-transfer” orders and other restrictions as the Company may deem advisable under this Plan or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission (the “SEC”), any stock exchange or market system upon which such Common Shares or other securities are then listed or quoted and any applicable securities laws, and the Company may cause a legend or legends to be put on any certificates to make appropriate reference to such restrictions.

(f)                          Each Award Document shall contain such terms as the Committee may in its sole discretion determine concerning the effects of a Change in Control upon the exercisability of any Award granted hereunder.

(g)                       In the event of a Change in Control or another type of merger, consolidation, recapitalization or similar transaction involving the Company occurring at any time (each, a “Capital Event”), the Committee shall provide for one or more of the following measures (as selected by the Committee) with respect to any Award which remains unexercised or unpurchased as of the date of consummation of such Capital Event:

(i)                                     The continuation or assumption of such outstanding Award under the Plan by the Company (if it is the surviving entity) or by the surviving or acquiror entity or its direct or indirect parent;

(ii)                                  The substitution by the surviving or acquiror entity or its direct or indirect parent of share awards with substantially the same terms and economic value for such outstanding Award;

(iii)                               The expiration of such outstanding Award to the extent not timely exercised or purchased by the date of the consummation of the Capital Event or other subsequent date designated by the Committee, after reasonable advance written notice thereof to the holder of such Award and full acceleration of the vesting of the Award; or

(iv)                              The cancellation of all or any portion of such outstanding Award; provided that, with respect to “in-the-money” Awards, such cancellation must be made in exchange for a payment in cash or Common Shares with a value equal to the excess of the Fair Market Value of the Common Shares subject to such Award or portion thereof being canceled over the exercise or purchase price, if any, with respect to such Award or portion thereof being canceled.

(h)                       Each Award Document shall contain such terms (if any) as the Committee may in its sole discretion determine concerning the effects of a Public Offering upon the vesting or exercisability of any Award granted hereunder.

Section 11.  Amendment and Termination.

(a)                        Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in this Plan, the Committee may amend, alter, suspend, discontinue or terminate this Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) approval by the shareholders of the Company if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply and (ii) the consent of the affected Participant if such action would adversely affect the rights of such Participant(s) under any outstanding Award, as determined in the reasonable good faith judgement of the Committee.  Notwithstanding anything to the contrary in this Plan, the Committee may delegate to one or more officers of the Company the authority to amend this Plan in such manner as may be necessary to enable this

Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax efficient manner or in compliance with local law.

(b)                       The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under this Plan, as determined in the reasonable good faith judgment of the Committee; and provided further that, except as provided in Section 5(e), no such action shall reduce the exercise price of any Option established at its date of grant.

(c)                        The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, a Capital Event affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles), whenever such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.

(d)                       The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award in the manner and to the extent it shall deem desirable to carry this Plan into effect; provided, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under this Plan, as determined in the reasonable good faith judgment of the Committee.

Section 12.  Miscellaneous.

(a)                        No employee, independent contractor, Participant or other person shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of employees, independent contractors, Participants or holders or beneficiaries of Awards under this Plan.  The terms and conditions of Awards need not be the same with respect to each recipient.

(b)                       The Company is authorized to withhold from any Award granted or any payment due or transfer made under any Award or under this Plan or from any compensation or other amount owing to a Participant the amount (in cash, Common Shares, other securities, other Awards or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under this Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Common Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.  The amount of any share withholding in respect of any withholding due in respect of a tax event relating to an Award shall not exceed the amount of the minimum applicable withholding relating to such event.

(c)                        Nothing contained in this Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)                       The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate.   Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment or terminate the services of an independent contractor, free from any liability, or any claim under this Plan, unless otherwise expressly provided in this Plan, in any Award Document, in any other agreement binding the parties or under applicable law.

(e)                        If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify this Plan or any Award under any applicable law, such provision shall be construed or deemed amended to conform to such law, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of this Plan and any such Award shall remain in full force and effect.

(f)                          Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person.  To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g)                       No fractional Common Shares shall be issued or delivered pursuant to this Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares, or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(h)                       A participant shall, as a condition precedent to the to the exercise of any Award under the Plan, have executed a joinder to the Shareholders’ Agreement in the form of Exhibit A thereto and be in compliance with the Shareholders’ Agreement.

(i)                           All Awards granted under the Plan will be issued in compliance with all applicable securities laws, including Rule 701 under the Securities Act.

Section 13.  Effective Date of Plan.

This Plan shall be effective as of the Effective Date.

Section 14.  Term of This Plan.

No Award shall be granted under this Plan after the tenth anniversary of the Effective Date.  However, unless otherwise expressly provided in this Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend this Plan, shall extend beyond such date.

Section 15.  Governing Law; Dispute Resolution.

(a)                        The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without application of the conflict of laws principles thereof.

(b)                       Any dispute, controversy or claim arising out of, relating to or in connection with the Plan or any Award hereunder shall be submitted to binding arbitration in New York, New York, in accordance with the commercial rules then outstanding of the American Arbitration Association, and judgment upon the arbitral award rendered may be entered in any court having jurisdiction thereover.

(c)                        With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A, and the provisions hereof shall be interpreted and administered in a manner that satisfies the requirements of Section 409A and the related regulations thereunder.